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                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES*
                              (AS OF MARCH 1, 2006)

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                                                      STATE OR JURISDICTION
SUBSIDIARY                                               OF ORGANIZATION
----------                                            ---------------------
Nuveen Asia Investments, Inc.                         Delaware
Nuveen Asset Management                               Delaware
Nuveen Commodities Asset Management, LLC              Delaware
Nuveen Investments Canada Co.                         Nova Scotia
Nuveen Investments Advisers Inc.                      Delaware
Nuveen Investments Holdings, Inc.                     Delaware
Nuveen Investments, LLC                               Delaware
Nuveen Investments Institutional Services Group LLC   Delaware
NWQ Holdings, LLC                                     Delaware
NWQ Investment Management Company, LLC                Delaware
Rittenhouse Asset Management, Inc.                    Delaware
Santa Barbara Asset Management, LLC                   Delaware
Symphony Asset Management LLC                         California
Tradewinds NWQ Global Investors, LLC                  Delaware

* All subsidiaries are 100% owned, directly or indirectly, by the Registrant, except NWQ Investment Management Company, LLC, Santa Barbara Asset Management, LLC, Symphony Asset Management, LLC and Tradewinds NWQ Global Investors, LLC (collectively, the "Designated Subsidiaries").

Key managers of each of the Designated Subsidiaries own a non-controlling member interest in that Designated Subsidiary. These interests allow their owners to participate in the growth of profits of the Designated Subsidiary above specified levels during specified periods. The Registrant has the right to acquire these interests in the future.